Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Quality Municipal Fund, Inc.
33-37503, 811-06206


The annual meeting of shareholders was held on July
28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to September 1, 2009 and additionally adjourned to October 13, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting
together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the fundamental policy relating to tax-exempt securities.


   For
           18,567,910
                       4,390
   Against
             1,468,041
                          665
   Abstain
                773,357
                            24
   Broker Non-Votes
             5,777,701
                          515
      Total
           26,587,009
                       5,594



To approve the new fundamental policy relating to tax-exempt securities.


   For
           18,591,481
                       4,390
   Against
             1,443,558
                          665
   Abstain
                774,269
                            24
   Broker Non-Votes
             5,777,701
                          515
      Total
           26,587,009
                       5,594



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
           18,749,972
                       4,339
   Against
             1,355,621
                          719
   Abstain
                703,715
                            21
   Broker Non-Votes
             5,777,701
                          515
      Total
           26,587,009
                       5,594



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
           18,504,664
                       4,389
   Against
             1,587,299
                          669
   Abstain
                717,345
                            21
   Broker Non-Votes
             5,777,701
                          515
      Total
           26,587,009
                       5,594



To approve the elimination of the fundamental policy relating to commodities.


   For
           18,619,101
                       4,323
   Against
             1,484,499
                          732
   Abstain
                705,708
                            24
   Broker Non-Votes
             5,777,701
                          515
      Total
           26,587,009
                       5,594



To approve the new fundamental policy
relating to commodities.


   For
           18,601,314
                       4,384
   Against
             1,436,796
                          671
   Abstain
                771,198
                            24
   Broker Non-Votes
             5,777,701
                          515
      Total
           26,587,009
                       5,594



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014919.